Exhibit 99.1

Veritas Farms Completes $15 Million Private Placement to Fund Continued Expansion

Fort Lauderdale, Florida - September 3, 2019 - Veritas Farms, Inc. (OTCQB: VFRM) (“Veritas Farms” or the “Company”), a vertically integrated agribusiness focused on the production of full spectrum hemp oil products with naturally occurring cannabinoids, today announced that the Company has completed a $15 million private placement financing. Proceeds from the financing will be utilized to fund the Company’s continued retail distribution expansion, planned extensive marketing programs, and new Veritas Farms™ product line launches.

Alexander M. Salgado, CEO and co-founder of Veritas Farms, commented, “The successful completion of this financing will give us the significant resources required to accelerate our growth strategies and take Veritas Farms to the next level. We look forward to deploying this new capital to power our ongoing retail distribution network expansion, sales and marketing programs, continued brand building, and several exciting new category product launches over the next few months.”

WestPark Capital, Inc. acted as placement agent for the financing. After the placement agent fees and estimated offering expenses payable by the Company, the Company received net proceeds of approximately $13.0 million. The offering was completed on July 31, 2019.

The securities offered in this private placement have not been registered under the Securities Act of 1933, as amended or applicable under state securities laws. The securities issued by the Company are “restricted securities” as defined under Rule 144(a)(3) of the U.S. Securities Act and will contain the appropriate restrictive legends as required under the U.S. Securities Act. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein.

About Veritas Farms, Inc.

Veritas Farms, Inc. (OTCQB: VFRM) is a vertically integrated agribusiness focused on producing superior quality, whole plant, full spectrum hemp oils and extracts containing naturally occurring cannabinoids. The Company currently owns and operates a 140-acre farm and production facilities in Pueblo, Colorado, and is registered with the Colorado Department of Agriculture to grow industrial hemp. The Company markets and sells products under its Veritas Farms™ brand and manufactures private label products for a number of leading distributors and retailers.

Veritas Farms™ brand full spectrum hemp oil products include vegan capsules, tinctures, formulations for sublingual applications and infused edibles, lotions, salves, and oral syringes in a variety of size formats and flavors. All Veritas Farms™ brand products are third-party laboratory tested for strength and purity. The Company files periodic reports with the Securities and Exchange Commission, which can be viewed at www.sec.gov.

For additional information and online product purchase, visit www.theveritasfarms.com.

Veritas Farms, Inc. - Investor Contact

Toll-Free: (888) 549-7888

E-mail: ir@theveritasfarms.com

Veritas Farms, Inc. - Social Media

Instagram: www.instagram.com/veritasfarmsofficial/

Facebook: www.facebook.com/VeritasFarmsOfficial/

LinkedIn: www.linkedin.com/company/veritasfarms/

Twitter: www.twitter.com/theveritasfarms

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including those with respect to the Company’s mission statement and growth strategy, are “forward-looking statements.” Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve many risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any of the information contained or referenced in this press release.